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                       PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement") is entered into as of November 3, 1994 by and between RCI Long Distance Inc., a Delaware corporation with its principal office at Rochester Tel Center, 180 South Clinton Avenue, Rochester, New York 14646 ("Pledgee"), and Richard Frockt ("Pledgor"), an individual residing at 220 Hot Springs Road, Montecito, California 93108 ("Pledgor").

     WHEREAS, Pledgor is indebted to Pledgee in the amount of Nine Hundred Thousand Dollars ($900,000.00) in United States funds, yet unpaid and accrued interest thereon, as the same may be adjusted, all as more specifically set forth in that certain Promissory Note dated concurrently herewith ("Note");

     WHEREAS, Pledgor desires to secure the payments due under the Note;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Pledge. As security for the due and punctual payment of all amounts now or hereafter payable by Pledgor under the Note, Pledgor hereby pledges, assigns and delivers to Pledgee 508,500 shares of common stock of WCT represented by certificate numbers LU 2113, LU 1784, LU 1785, LU 1786, LU 1787, and LU 1788
(the "Stock", the Stock and/or any proceeds thereof being known herein as the "Collateral"). Pledgor hereby grants to Pledgee a security interest in and lien on the Collateral. Pledgee hereby acknowledges receipt of the certificates representing the Stock, with attached stock powers duly executed in blank (with all signatures guaranteed or acknowledged).

     2.   Representations and Warranties of Pledgor.   Pledgor
hereby represents and warrants to Pledgee as follows:

          (a) Pledgor has good and marketable title to the Collateral, free and clear of all claims, liens, pledges or other encumbrances. Subject to restrictions under federal or state securities laws and, when executed, a Shareholder's Agreement to be entered into by Pledgor and Rochester Telephone Corporation (the "Shareholder's Agreement"), Pledgor has full power,

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authority and legal right to pledge the Collateral to Pledgee and to grant Pledgee a lien thereon and security interest therein.
The pledge of the Collateral pursuant to this Agreement does not violate any agency or court order or agreement to which Pledgor is a party or, to Pledgor's actual knowledge, any law, rule, regulation by which Pledgor or the Collateral is bound.

          (b) Pledgor has no defenses to the payment of or setoffs against the amount outstanding on the Note as of the date hereof to Pledgee.

          (c) Consents. To the actual knowledge of Pledgor, no consent of any government or governmental authority, or of any other person, is required for the execution and delivery by Pledgor of this Agreement, the pledge of the Collateral hereunder or the performance of the other obligations of Pledgor hereunder.

     3.   Covenants of Pledgor.

          (a) Preservation of Pledge. Pledgor shall execute and deliver any and all documents, or cause the execution and delivery of any and all documents (including financing statements), necessary to create, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Pledgee and Pledgee's lien on and security interest in the Collateral and the first priority thereof; maintain, or cause to be maintained at all times the pledge of the Collateral to Pledgee and Pledgee's priority thereof; and defend the Collateral and Pledgee's interests therein against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Pledgee and pay all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with such defense.

          (b) Transfer of Collateral. Pledgor shall not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein, and Pledgor shall not create, incur, assume or suffer to exist any encumbrances with respect to any of the Collateral or any interest therein.

          (c)  Notice to WCT.   Upon the request of Pledgee,
Pledgor shall give written notice of this Agreement and of the pledges, security interests, proxies and powers of attorney created hereby to WCT and shall cause WCT to note such interest in its stock transfer records.

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          (d)  Other Actions.   Pledgor shall not take or permit
to be taken any action in connection with the Collateral which would impair the value of the interests or rights of Pledgee therein or which would impair the interests or rights of Pledgee therein or with respect thereto.

     4. Irrevocable Proxy. Subject to the provisions of the Shareholder's Agreement, Pledgor hereby grants to Pledgee an irrevocable proxy to (a) vote or cause to be voted any and all of the Stock, (b) give or cause to be given consents, waivers and ratification in respect thereof and (c) exercise all other rights of ownership with respect thereto. This proxy shall be valid as long as the Stock or any part thereof shall be pledged to Pledgee pursuant to this Agreement. Pledgee hereby agrees that until an Event of Default (as defined in Section 6 hereof), or an event which with the passage of time or giving of notice, or both, would constitute an Event of Default, shall have occurred, Pledgee shall not exercise this proxy and Pledgor shall be entitled to (i) vote or cause to be voted any and all of the Stock, (ii) give or cause to be given consents, waivers and ratification in respect thereof and (iii) exercise all other rights of ownership with respect thereto; provided, however, that no vote shall be cast or consent, waiver, ratification or other action given or taken which would be inconsistent with any of the provisions of this Agreement or the Shareholder's Agreement. All such rights of Pledgor to vote (or cause to be voted), to give (or cause to be given) consents, waivers and ratification and to exercise other rights shall cease upon the occurrences of an Event of Default.

     5.   Additional Property.    All dividends (including
without limitation, stock and liquidating dividends) payable in stock or other securities, distributions of property, returns of capital or other noncash distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of WCT or received in exchange for the Stock or any part thereof or as a result of any merger, consolidation, acquisition or other sale or exchange of assets to which WCT or Pledgor may be a party or otherwise, and any and all money and other property received upon sale or transfer of or in exchange for or redemption of the Stock or any part thereof, shall be and become part of the Collateral and, if received by Pledgor, shall be held in trust for the benefit of Pledgee and shall forthwith be delivered to Pledgee to be held subject to the terms of this agreement.
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     6.   Events of Default.  For purposes of this Agreement, the
term "Event of Default" shall mean the occurrence of any one or more of the following events:

          (a)  Failure to Pay Promissory Note.  The failure of
Pledgor to pay, in full, as provided therein, the Note, or any other of the obligations with respect thereto; or

          (b)  Representation and Warranties.  Any
representation, warranty or other statement made by or on behalf of Pledgor in this Agreement shall prove to have been false or incorrect in any material respect as of the date made or deemed made to the detriment of Pledgee; or

          (c) Observance of Provisions. Pledgor shall fail to observe or perform any term, covenant or agreement contained in this Agreement to the detriment of Pledgee; or

          (d)  Bankruptcy, Insolvency and Related Events.
Pledgor (i) admits in writing his inability to, or be generally unable to, pay his debts when due, (ii) applies for or consents to the appointment of a receiver, custodian, trustee or liquidator of himself or a substantial portion of his property,
(iii) makes a general assignment for the benefit of his creditors, (iv) commences a voluntary case under any applicable bankruptcy or insolvency law, (v) have filed against him any case or proceeding seeking liquidation, reorganization, dissolution or winding up upon the appointment of a trustee, receiver, liquidator or the like; provided, however, that in the event Pledgor shall pay in full all amounts due on the Note within ten
(10) days after the occurrence of any event specified in subparagraphs (a), (b), (c) or (d) above, such Event of Default shall be cured, provided further, however, that the right of Pledgee to exercise its rights with respect to the Collateral during such ten (10) day period shall not be impaired if Pledgee determines, in its sole discretion, that exercise of its rights is necessary to insure payment in full of the Note; or

          (e)  Breach of Shareholder's Agreement. The breach by
Pledgor of his obligations under the Shareholder's Agreement.

     7.   Rights of Pledgee Upon Occurrence of Event of Default.

          (a) Upon the occurrence of any Event of Default hereunder and so long as such Event of Default shall be
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continuing, (i) all of the Note shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Pledgor, anything contained herein to the contrary notwithstanding; (ii) Pledgee may exercise any one or more of the rights and remedies exercisable by Pledgee under other provisions of this Agreement or exercisable by a secured party under the Uniform Commercial Code or under any other applicable law; and (iii) without limiting the generality of the foregoing, to take any other action which Pledgee deems necessary or desirable to protect or realize upon its pledge, lien on or security interest in the Collateral or any part thereof, and Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact to take any such action (including, without limitation, the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Pledgor's name) and said appointment shall create in Pledgee a power coupled with an interest; including, without limitation, any one or more of the following actions:
(A) to cause any or all of the Collateral to be transferred into the name of Pledgee or into the name of its nominee or nominees;
(B) to apply any cash held by Pledgee hereunder to the payment of the Note; and (C) if there shall be no such cash or if the cash so applied shall be insufficient to pay in full the Note, to sell, resell, assign and deliver all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and upon such other terms and conditions as are commercially reasonable. Pledgee shall give Pledgor not less than five (5) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, and Pledgor agrees that, where reasonable notification of the time or requirement of such sale or other disposition thereof is required by law, such requirement shall be met if Pledgor is given such five-day notice. Pledgee may purchase any or all of the Collateral to be sold at any such public sale or sales upon such terms and conditions as are commercially reasonable. Pledgor recognizes and acknowledges that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral is subject to registration requirements and other legal restrictions compliance with which might require such actions on the part of the Pledgor and Pledgee, might entail such expenses, and might subject Pledgee, any underwriter through whom the Collateral might be
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sold and any controlling person of any thereof to such
liabilities, as would make a public sale of the Collateral, in the judgment of Pledgee, impractical. Accordingly, Pledgor agrees that private sales made by Pledgee may be at prices and on other terms and conditions less favorable to the seller than if the Collateral were sold at public sale, that Pledgee shall have no obligation to take any steps in order to permit the Collateral to be sold at a public sale complying with the requirements of applicable securities and similar laws and that any sale at a private sale made under the foregoing circumstances shall be considered and deemed to be a sale in a commercially reasonable manner. Upon any sale or sales pursuant to this Agreement, the Collateral so sold shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and similar rights being hereby expressly waived and released by Pledgor. Pledgee is hereby authorized to comply with any limitation or restriction in connection with any such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of any governmental authority, and any such sale made in compliance with the foregoing procedure shall be considered and deemed to be a sale in a commercially reasonable manner. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances.

     Upon the exercise of any power, right, privilege or remedy pursuant to this Agreement, which requires any consent, approval, recording, qualification or authorization of any governmental authority or instrumentality, Pledgor will execute and deliver, or will cause the execution and delivery of, and papers that Pledgee may require to be obtained for such governmental consent, approval, recording, qualification or authorization.

          (b) Anything in Section 7(a) above to the contrary notwithstanding, Pledgee shall use its best efforts to sell the Stock in the public market in broker's transactions (in compliance with Rule 144 promulgated by the Securities and Exchange Commission, if applicable) and in such manner and amounts as not to disrupt the public market for the Stock of WCT and in order to realize the best price per share for the Stock available in the public market under the circumstances.

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     8.   Application of Proceeds. All proceeds from the
collection or sale or other disposition of all or any part of the Collateral pursuant to this Agreement, together with all other money and property held or received by Pledgee as, on or in respect of the Collateral, shall be applied in the following order of priority:

          First, to the payment of all costs and expenses of collecting, holding, managing, selling or otherwise disposing of the Collateral or any part thereof or any proceeds thereof, and to the payment of all sums which Pledgee may be required or may elect to pay, if any, for charges upon the Collateral or any part thereof, and all other payments which Pledgee may be required or authorized to make under any provision of this Agreement (including in each such case legal costs and attorneys' fees and expenses and all expenses, liabilities and advances made or incurred in connection therewith);

          Second, to the payment of all amounts due under the Note; and

          Third, to be held by Pledgee until satisfaction or expiration of Pledgor's obligations under the Note or this Agreement, and upon such payment or satisfaction, to the payment of any surplus then remaining to the Pledgor, unless otherwise provided by law or directed by a court of competent jurisdiction.

     9.   Return of Collateral.   So long as no Event of Default
shall have occurred and be continuing, Pledgee shall return the Collateral to Pledgor upon payment or satisfaction in full of the Note and all other sums payable under this Agreement, together with all money and property held or received by Pledgee as, on or in respect of the Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgee shall return to Pledgor, on payment in full of all amounts due on the Note, shares of the Stock representing the Collateral. Pledgee shall not be deemed to make or to have made any representation or warranty with respect to any Collateral returned to Pledgor, pursuant to this Section 9, except that such Collateral is free and clear, on the date of delivery, of any and all encumbrances arising from Pledgee's own acts.

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     10.  Sole Duty of Pledgee.   Other than the exercise of
reasonable care to assure the safe custody of the Collateral while held by the Pledgee hereunder, Pledgee shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, no obligation or duty to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto and Pledgor hereby waives any claims he may have again Pledgee with respect thereto.

     11.  Miscellaneous Provisions.

          (a)  Additional Actions and Documents.   Pledgor hereby
agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed delivered and filed such further documents and instruments and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of, and the remedies set forth in, this Agreement, whether before, at or after the occurrence of an Event of Default hereunder.

          (b)  Expenses.   Pledgor agrees to reimburse and save
Pledgee harmless against liability for the payment of all out-of-pocket expenses arising in connection with the administration or enforcement of, or the preservation or exercise of any rights (including the right to dispose of the Collateral) under, this Agreement, including, without limitation, the reasonable fees and expenses of counsel to Pledgee arising in such connection.

          (c)  Notices.   All notice, demands, request or other
communications which may be or are required to be given, served or sent by a party to the other party pursuant to this Agreement shall be in writing and shall be given, served or sent in the manner and to the addresses specified herein or otherwise theretofore delivered to the other party hereto in writing, in the case of Pledgee, to the attention of its Corporate Counsel.

          (d)  Benefit.   This Agreement shall be binding upon
and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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          (e)  Modification; Discharge; and Waiver.   No
amendment, modification or discharge of this Agreement or waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

          (f)  Governing Law.   This Agreement, the rights and
obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of New York.

          (g) Severability of Provisions. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof.

          (h)  Counterparts.   This Agreement may be executed in
any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

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     IN WITNESS WHEREOF, each of the parties hereto has caused
this Pledge and Security Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

                              PLEDGOR:

                                /s/ Richard Frockt
                              --------------------------
                              RICHARD FROCKT


                              PLEDGEE:

                              RCI LONG DISTANCE, INC.


                              By: /s/ James G. Dole
                                 -----------------------
                                   James G. Dole
                              Its:  Vice President